U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):   JANUARY 25, 1999


                          BREMER FINANCIAL CORPORATION
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             (Exact name of registrant as specified in its charter)


          MINNESOTA                  0-18342                   41-0715583
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(State or other jurisdiction       (Commission             (I.R.S. Employer
     of incorporation)             File Number)           Identification No.)

                        445 MINNESOTA STREET, SUITE 2000
                            ST. PAUL, MINNESOTA 55101
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          (Address of principal executive offices, including Zip Code)


Registrant's telephone number, including area code:   (651) 227-7621


                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report.)



           (The remainder of this page was intentionally left blank.)


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ITEM 5. OTHER EVENTS.

         On January 25, 1999, Bremer Financial Corporation ("BFC") and the shareholders of Dean Financial Services, Inc. ("Dean") entered into a Stock Purchase Agreement (the "Agreement") under which BFC acquired all of the shares of capital stock of Dean. The acquisition under the Agreement is subject to the receipt of various governmental approvals and other customary closing conditions. The acquisition is expected to close in April 1999.

         Dean is a privately-held bank holding company with approximately $312 million in assets with four charter banks serving 11 locations in Minnesota. BFC is an employee-owned bank holding company with approximately $3.4 billion in assets that provides a variety of banking, investment, trust, and insurance services in 86 locations in Minnesota, North Dakota and Wisconsin.

         This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. Actual results may differ from the results discussed in the forward-looking statements due to many factors including, without limitation, unanticipated delays in obtaining regulatory approvals.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                  Not applicable.


         (b)      PRO FORMA FINANCIAL INFORMATION.

                  Not applicable.


         (c)      EXHIBITS.

                  Exhibit 99.1  Press Release of BFC dated January 26, 1999.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Bremer Financial Corporation


Date: January 27, 1999.                By /s/ Robert B. Buck
                                          -------------------------------
                                          Robert B. Buck
                                          Chief Financial Officer


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